EXHIBIT 4.1

ROCKET COMPANIES, INC.
as Issuer

THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of June 20, 2025

6.125% Senior Notes Due 2030

and

6.375% Senior Notes Due 2033

TABLE OF CONTENTS

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Section 11.11.	Separability	74
Section 11.12.	Table of Contents and Headings	74
Section 11.13.	No Liability of Directors, Officers, Employees, Incorporators, Members and Shareholders	74
Section 11.14.	Patriot Act	74
Section 11.15.	Waiver of Jury Trial	74
Section 11.16.	Special, Consequential and Indirect Damages	7

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EXHIBITS

EXHIBIT A-1	Form of Note for 6.125% Senior Notes due 2030
EXHIBIT A-2	Form of Note for 6.375% Senior Notes due 2033
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend & Regulation S Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

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INDENTURE, dated as of June 20, 2025, among ROCKET COMPANIES, INC., a Delaware corporation, as the Issuer, the Guarantors party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of $2,000,000,000 aggregate principal amount of the Issuer’s 6.125% Senior Notes Due 2030 (the “2030 Notes”), $2,000,000,000 aggregate principal amount of the Issuer’s 6.375% Senior Notes Due 2033 (the “2033 Notes”), and, if and when issued, any Additional Notes of each series. All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of such Guarantor as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.      Definitions.

“2030 Applicable Premium” means, with respect to any 2030 Notes on the redemption date, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on August 1, 2027 (as stated in the table set forth in Section 3.01(a)), plus (ii) all required interest payments due on such Note through August 1, 2027 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the 2030 Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“2030 Notes” has the meaning ascribed to such term in the recitals to this Indenture and shall include any Additional Notes of such series.

“2030 Treasury Rate” means, as of any redemption date for the 2030 Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2027; provided that if the period from the redemption date to August 1, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“2033 Applicable Premium” means, with respect to any 2033 Notes on the redemption date, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on August 1, 2028 (as stated in the table set forth in Section 3.01(b)), plus (ii) all required interest payments due on such Note through August 1, 2028 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the 2033 Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“2033 Notes” has the meaning ascribed to such term in the recitals to this Indenture and shall include any Additional Notes of such series.

“2033 Treasury Rate” means, as of any redemption date for the 2033 Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2028; provided that if the period from the redemption date to August 1, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“act” has the meaning assigned to such term in Section 11.02(a).

“Additional Capital Markets Debt” means secured or unsecured capital markets debt securities (including both convertible and non-convertible debt securities) issued in a public offering registered under the Securities Act or a “Rule 144A” offering similar to that in which the Rocket Mortgage Notes, the Mr. Cooper Notes and the Redfin Convertible Notes were issued, excluding any debt securities issued in any Securitization.

“Additional Notes” means any Notes of a series issued under this Indenture in addition to the Initial Notes of such series, having the same terms in all respects as the Initial Notes of such series, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the

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management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Investors” has the meaning assigned to such term in Section 2.01(b)(6).

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Law” has the meaning assigned to such term in Section 11.14.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes of any series in the stead of the Trustee.

“Bankruptcy Default” has the meaning assigned to such term in Section 6.01(8).

“Board of Directors” means, as to any Person, the board of directors or managers or other governing body, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Issuer and remains in full force and effect as of the date of its certification.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means any lease of property which is required to be classified as a capital or financing lease and reflected as a liability on a balance sheet (excluding the footnotes thereto) in conformity with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note of any series in registered individual form without interest coupons.

“Change of Control” means the occurrence of either of the following:

(1)        the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a person other than any of the Permitted Holders; or

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(2)       the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of the Issuer.

Notwithstanding the foregoing: (A) the transfer of assets between or among the Issuer and its Subsidiaries shall not itself constitute a Change of Control and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

In addition, notwithstanding the foregoing, a transaction in which the Issuer becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change of Control if (a) the equityholders of the Issuer immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Equity Interests of the Issuer or such New Parent immediately following the consummation of such transaction, or (b) immediately following the consummation of such transaction, no Person, other than a Permitted Holder, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Equity Interests of the Issuer or the New Parent.

“Change of Control Offer” has the meaning assigned to such term in Section 4.06(a).

“Change of Control Payment” has the meaning assigned to such term in Section 4.06(a).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.06(b)(ii).

“Change of Control Period” means, in respect of any Change of Control, the period commencing on the date of the first public announcement of such Change of Control and ending 60 days after the occurrence of such Change of Control.

“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Rating Downgrade.

“Code” means the Internal Revenue Code of 1986.

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“Co-Investment Transaction” means a transaction pursuant to which a portion of Mortgage Servicing Rights or the right to receive fees in respect of Mortgage Servicing Rights are transferred for fair value to another Person.

“Commission” means the Securities and Exchange Commission.

“Consolidated Total Assets” means the total assets of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the balance sheet as of the end of the most recent fiscal quarter for which internal financial statements are available, adjusted on a pro forma basis to reflect any acquisition or dispositions of assets.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 535 Griswold Street, Suite 550, Detroit, MI 48226, Attn: Global Corporate Trust – Rocket Companies

“Covenant Defeasance Option” has the meaning assigned to such term in Section 8.01(b).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is customary) with respect to any Funding Indebtedness or Permitted Securitization Indebtedness.

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“customary” means that, in the good faith judgment of the Issuer’s senior management, (a) the terms are customary in the market or (b) such terms are not customary but are not materially worse for the Holders of the Notes than customary terms.

“Debt” means, with respect to any Person, without duplication,

(1)       all indebtedness of such Person for borrowed money;

(2)       all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)       all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

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(4)       all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the Ordinary Course of Business;

(5)       all obligations of such Person as lessee under Capital Leases;

(6)       all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)       all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(8)       all obligations of such Person under Speculative Hedging Agreements;

(9)       all obligations in respect of Securitization Securities issued by such Person in a Securitization Transaction (regardless of whether denominated as debt or equity securities); and

(10)       to the extent not otherwise included in this definition, all Funding Indebtedness of such Person;

provided, however, that notwithstanding the foregoing, in no event shall the following constitute Debt: (i) obligations under or in respect of the financing of accounts receivable incurred in the Ordinary Course of Business, (ii) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Issuer, (iii) prepaid or deferred revenue arising in the Ordinary Course of Business, (iv) mortgage-backed securities guaranteed or insured by a GSE, the Federal Housing Administration, the Veterans Administration or any similar governmental agencies or government sponsored programs, owned, invested in, or sold by such Person, (v) the sale by the Issuer or any Guarantor to a third party of a partial interest in an asset, (vi) operating leases and (vii) Excess Spread Sales and liabilities.

The amount of Debt of any Person will be deemed to be:

(A)       with respect to contingent obligations, the amount of the corresponding liability shown on the balance sheet calculated in accordance with GAAP;

(B)       with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)       with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)       with respect to any Speculative Hedging Agreements, the net amount payable if such Speculative Hedging Agreements terminated at that time due to default by such Person;

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(E)       with respect to any Warehousing Indebtedness, the amount of any particular Warehousing Indebtedness as of any date of determination shall be the greater of (x) the consideration received by the Issuer or any Subsidiary under such Warehousing Facility and not previously repaid to the holder of such Warehousing Indebtedness and (y) in the case of a purchase facility, the book value of the Receivables financed under such Warehousing Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Issuer or any Subsidiary or (iii) sold to a Person who is not an Affiliate of the Issuer; and

(F)       otherwise, the outstanding principal amount thereof.

For purposes of clause (5) of Section 6.01 the principal amount of any Funding Indebtedness that is accelerated at any date shall be:

(i)       the amount by which the aggregate principal amount of such Debt exceeds the Fair Market Value of the liquid assets exclusively securing such Debt on a first-lien basis (after taking into account any paydown of such Debt or posting of additional liquid assets as collateral), provided that notwithstanding the acceleration of such Debt and the cessation or limitation of availability under other facilities in respect of Funding Indebtedness, (A) the Issuer and its Subsidiaries have $500 million or more in an aggregate amount available for borrowing (including committed and uncommitted amounts) under facilities for Funding Indebtedness, and (B) the Issuer and its Subsidiaries can continue to conduct their respective business as otherwise conducted; or

(ii)       if paragraph (i) does not apply at any date, the principal amount of any such accelerated Debt shall be deemed to be the principal amount thereof.

Notwithstanding anything in this Indenture to the contrary, Debt shall not include, and shall be calculated without giving effect to, (a) obligations under any Permitted Hedging Agreements and (b) the effects of ASC Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Debt for any purpose under this Debt as a result of accounting for any embedded derivatives created by the terms of such Debt; and any such amounts that would have constituted Debt under this Indenture but for the application of clause (b) of this sentence shall not be deemed an Incurrence of Debt under this Indenture.

“Default” means any event for any series of Notes that is, or after notice or passage of time or both would be, an Event of Default for such series of Notes.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Dollars” or “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

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“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means any private or public sale or issuance, after the Issue Date, of Capital Stock of the Issuer (or any direct or indirect parent) other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Spread Sale” means any sale in the Ordinary Course of Business and for Fair Market Value of any excess servicing fee spread under any Mortgage Servicing Right.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executed Documentation” has the meaning assigned to such term in Section 11.10.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by the Issuer or the Subsidiary purchasing or selling such asset. For the avoidance of doubt, any sale, contribution, assignment or other transfer shall not be deemed to be for less than Fair Market Value solely because such sale, contribution, assignment or transfer was made at a discount to par.

“Fannie Mae” means the Federal National Mortgage Association.

“FHLB” means a Federal Home Loan Bank.

“Financeable Assets” means (a) Receivables, (b) Mortgage Servicing Rights, (c) Residual Interests, (d) Servicing Advances, (e) Securitization Assets, (f) REO Assets, and (g) to the extent not otherwise included, any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, such Receivables, Residual Interests, Servicing Advances, Securitization Assets, or REO Assets, as the case may be, including, but not limited to, related Securitization Securities, mortgage related securities and derivatives, other mortgage related receivables or other similar assets, interests in any of the foregoing and any collections or proceeds of any of the foregoing.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Freddie Mac” means the Federal Home Loan Mortgage Company.

“Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehousing Indebtedness, (iii) any MSR Indebtedness, (iv) any Permitted Residual Indebtedness, (v) any Permitted Securitization Indebtedness, (vi) any Permitted Personal Loan Facility Indebtedness, (vii) any Debt of the type set forth in clauses (i) through (vi) of this definition that is acquired by the Issuer or any of its Subsidiaries in connection with an acquisition not prohibited under this Indenture, (viii) Debt under any Credit

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Enhancement Agreements, (ix) any facility that combines any Debt under clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this definition and (x) any refinancing of the Debt under clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) of this definition existing on the Issue Date or created thereafter, provided, however, solely as of the date of the incurrence of such Funding Indebtedness, the amount of the excess (determined as of the most recent date for which internal financial statements are available), if any, of (1) the amount of any Debt incurred in accordance with this clause (x) for which the holder thereof has contractual recourse to the Issuer or its Subsidiaries to satisfy claims with respect thereto (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (2) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Debt shall not be Funding Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.04, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Debt).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Ginnie Mae” means the Government National Mortgage Association.

“Global Note” means a Note in registered global form without interest coupons.

“GSE” means a government sponsored enterprise of the United States of America, including, but not limited to, Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), Government National Mortgage Association (“GNMA”), any Federal Home Loan Bank (“FHLB”), and any public or privately owned successor entity to any of the foregoing.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each of the Subsidiaries party hereto on the Issue Date, (ii) from and after the Redfin Closing Date, Redfin, (iii) from and after the Mr. Cooper Closing Date, the Mr. Cooper Guarantors and (iv) each other Person that executes a supplemental indenture providing for the guarantee of the payment of the Notes, unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

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“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors or Affiliated Investors bearing the Restricted Legend.

“Incur”, “Incurred” or “Incurrence” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the 2030 Notes issued on the Issue Date, the 2033 Notes issued on the Issue Date, and any Notes issued in replacement thereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Issuer relating to the sale of the Notes of both series by the Issuer.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Interest Payment Date” means each February 1 and August 1 of each year, commencing February 1, 2026.

“Investment Grade Rating” means a rating equal to or higher than (x) Baa3 (or the equivalent), with respect to Moody’s, (y) BBB- (or the equivalent), with respect to S&P, or (z) BBB- (or the equivalent), with respect to Fitch, or in each case, an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Issuer” means Rocket Companies.

“Legal Defeasance Option” has the meaning assigned to such term in Section 8.01(b).

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are authorized or required to remain closed in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease);

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provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Merger” means a statutory merger, consolidation, amalgamation or similar transaction under applicable law, and “Merge” means to consummate any of the foregoing transactions.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage Servicing Right” means, with respect to any Person, the right of such Person to receive cash flows in its capacity as servicer of any Receivable or pool of Receivables, and any interests in such right including, but not limited to, participation certificates or excess fee strips, together with any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, Mortgage Servicing Rights, and any collections or proceeds thereof, including all contracts and contract rights, security interests, financing statements or other documentation in respect of such Mortgage Servicing Rights, all general intangibles under or arising out of or relating to such Mortgage Servicing Rights, and any guarantees, indemnities, warranties or other obligations in respect of such Mortgage Servicing Rights. For purposes of determining the amount of a Mortgage Servicing Right at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Mr. Cooper” means Mr. Cooper Group Inc., a Delaware corporation.

“Mr. Cooper Acquisition” means the transactions contemplated by the Agreement and Plan of Merger by and among the Issuer, Maverick Merger Sub, Inc., Maverick Merger Sub 2, LLC and Mr. Cooper, dated as of March 31, 2025, and as amended, supplemented or modified from time to time.

“Mr. Cooper Closing Date” means the date that the Mr. Cooper Acquisition is consummated.

“Mr. Cooper Guarantors” means Mr. Cooper and each of Mr. Cooper’s direct and indirect Wholly Owned Subsidiaries that are Subsidiaries organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and that are issuers or guarantors under the Mr. Cooper Notes.

“Mr. Cooper Notes” means Nationstar Mortgage Holdings Inc.’s 5.000% Senior Notes due 2026, 6.000% Senior Notes due 2027, 5.500% Senior Notes due 2028, 7.125% Senior Notes due 2032 and the Specified Mr. Cooper Notes.

“Mr. Cooper Measurement Date” has the meaning assigned to such term in Section 3.03(a)(ii).

“Mr. Cooper Rollover Notes Special Mandatory Redemption Event” has the meaning assigned to such term in Section 3.03(a)(ii).

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“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of purchase facilities, repurchase facilities, early purchase facilities, re-pledge facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender (including, but not limited to, any GSE) or purchaser, in each case, primarily to finance or refinance the purchase, origination, pooling or funding by the Issuer or a Subsidiary of Mortgage Servicing Rights originated, purchased, or owned by the Issuer or any Subsidiary of the Issuer, including, for the avoidance of doubt, any arrangement secured by Mortgage Servicing Rights or any interest therein held by the Issuer or any Subsidiary.

“MSR Facility Trust” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing notes or other securities, including, but not limited to, Securitization Securities, or holding, pledging or re-pledging Mortgage Servicing Rights, Servicing Advances or pledges thereof, or interests in other MSR Facility Trusts or entering into an MSR Facility with the Issuer or a Subsidiary, in each case in connection with an MSR Facility, which (i) notes and securities are backed by, or represent interests in, Mortgage Servicing Rights originated or purchased by, and/or contributed to, such Person from the Issuer or any of its Subsidiaries or interests in other MSR Facility Trusts or (ii) notes and securities are backed by, or represent interests in, specified Mortgage Servicing Rights purchased by, and/or contributed to, such Person from the Issuer or any of its Subsidiaries or interests in other MSR Facility Trusts.

“MSR Indebtedness” means Debt in connection with an MSR Facility.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Recourse Debt” means with respect to any specified Person, Debt that is:

(1)       specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Debt relates without recourse to such Person or any of its Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Subsidiaries acts as a guarantor in connection with such Debt, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Debt, to the extent that such claim is a liability of such Person for GAAP purposes);

(2)       advanced to (i) such Person or its Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Debt; and (B) subject to such customary carve-out matters for which such Person or its Subsidiaries acts as a guarantor in connection with such Debt, such as fraud,

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misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Debt, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3)       specifically advanced to finance the acquisition of real property and secured by only the real property to which such Debt relates without recourse to such Person or any of its Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Subsidiaries acts as a guarantor in connection with such Debt, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Debt, to the extent that such claim is a liability of such Person for GAAP purposes);

provided that (A) no Non-Recourse Debt shall be secured by Mortgage Servicing Rights, other than Mortgage Servicing Rights acquired with the proceeds of such Non-Recourse Debt, and (B) notwithstanding the foregoing, to the extent that any Non-Recourse Debt is made with recourse to other assets of a Person or its Subsidiaries, only that portion of such Non-Recourse Debt that is recourse to such other assets or Subsidiaries shall be deemed not to be Non-Recourse Debt.

“non-Reporting Entity” has the meaning assigned to such term in Section 4.07(a).

“non-Reporting Parent Entity” has the meaning assigned to such term in Section 4.07(a).

“Notes” means the 2030 Notes, the 2033 Notes and any Additional Notes.

“Note Guarantee” means the guarantee of a series of the Notes by a Person pursuant to this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, but not limited to, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the Offering Memorandum dated June 5, 2025, related to the offer and sale of the Notes.

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“Officer” means the Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed by an Officer.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Ordinary Course of Business” means that, in the good faith judgment of the Issuer’s senior management, (a) such matter or transaction is one that occurs in the ordinary course of the Issuer’s business or the business of any of its Subsidiaries or in the ordinary course of business for other mortgage lenders in the market or (b) such matter or transaction is not one that occurs in the ordinary course of business but the terms thereof are not materially worse for the Holders of the Notes than the terms applicable to matters or transactions that do occur in the ordinary course of business.

“Partial Special Mandatory Redemption Amount” means the greater of (a) $0 and (b) the excess of (i) the principal amount of Specified Mr. Cooper Notes that remain outstanding on the Mr. Cooper Notes Measurement Date (excluding any Specified Mr. Cooper Notes that have been guaranteed by the Issuer or any of its Subsidiaries (other than Mr. Cooper and its Subsidiaries)) over (ii) the amount of secured indebtedness that has been repaid by the Issuer and its Subsidiaries during the period commencing on the Mr. Cooper Closing Date and ending on the day prior to the Mr. Cooper Notes Measurement Date.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Hedging Agreement” means any Hedging Agreement entered into by the Issuer or any Subsidiary for the purpose of limiting risks associated with the business of the Issuer and its Subsidiaries and not for speculation.

“Permitted Holder Group” means any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii), (iv) and (v) of the definition of “Permitted Holders” and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer, so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holders specified in clauses (i), (ii), (iii), (iv) and (v) of the definition of “Permitted Holders”) and (2) no person or other “group” (other than Permitted Holders specified in clauses (i), (ii), (iii), (iv) and (v) of the definition of “Permitted Holders”) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.

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“Permitted Holders” means, at any time, each of (i) Daniel Gilbert, his spouse, children (natural or adopted), lineal descendants or the estates, heirs, executors, personal representatives, successors or administrators upon or as a result of the death, incapacity or incompetency of such Person, or any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Gilbert family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), (ii) Rock Holdings Inc. and any Subsidiary thereof, (iii) any Subsidiary of the Issuer, (iv) any person that has no material assets other than the Capital Stock of the Issuer and any direct or indirect parent of the Issuer and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof (unless the other Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the board of directors or equivalent governing body of the Issuer), (v) any New Parent and its Subsidiaries, (vi) any person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of the Issuer or any of its direct or indirect parent companies, acting in such capacity and (vii) any Permitted Holder Group.

“Permitted Liens” means

(1)       Liens existing on the Issue Date (including with respect to after-acquired assets);

(2)       Liens on Financeable Assets or any part thereof or interests therein, assets originated, acquired or funded with the proceeds of the Debt secured by such assets, any intangible contract rights and other accounts, documents, records and other property or rights directly related to the foregoing assets and any proceeds thereof and rights under related hedging obligations (and, in the case of any Funding Indebtedness, cash, restricted accounts or securities held in any account with the counterparty to the applicable facility pledged to secure such facility) and Standard Securitization Undertakings, securing any Funding Indebtedness of the Issuer or any Subsidiary (and Obligations in respect thereof);

(3)       Liens, pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, or Liens, pledges or deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, utility deposits, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the Ordinary Course of Business and not securing payment of borrowed money;

(4)       Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case incurred in the Ordinary Course of Business;

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(5)       Liens in respect of taxes, assessments and governmental charges which are not yet delinquent more than 30 days or which are being contested in good faith and by appropriate proceedings;

(6)       Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(7)       survey exceptions, title exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Issuer and its Subsidiaries;

(8)       licenses, sublicenses, leases or subleases as licensor, sublicensor, lessor or sublessor of any of its property, including intellectual property, in the Ordinary Course of Business;

(9)       customary Liens in favor of trustees and escrow agents, Liens to secure cash management services or to implement pooling arrangements and netting and setoff rights, banker’s liens and the like in favor of financial institutions, depositories, securities intermediaries and counterparties to financial obligations and instruments;

(10)       Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets, including, but not limited to, such Liens that are the subject of an Excess Spread Sale entered into in the Ordinary Course of Business securing obligations under such Excess Spread Sale;

(11)       judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(12)       Liens incurred in the Ordinary Course of Business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer and its Subsidiaries;

(13)       options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like;

(14)       Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Subsidiary of the Issuer, is merged with or into the Issuer or any Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Subsidiary;

(15)       Liens on assets or property at the time the Issuer or any of the Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Subsidiary of such Person, provided such Liens were not

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created in contemplation thereof and do not extend to any other property of the Issuer or any Subsidiary;

(16)       any Lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 365 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(17)       Liens securing Debt or other obligations of a Subsidiary to the Issuer or another Subsidiary;

(18)       Liens securing (i) Hedging Agreements, (ii) MSR Indebtedness or (iii) Permitted Warehousing Indebtedness;

(19)       Liens on Residual Interests, Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the foregoing assets and the proceeds thereof (i) Incurred in connection with Funding Indebtedness, Standard Securitization Undertakings or permitted guarantees of any of the foregoing or (ii) Incurred in connection with any Securitization not covered by clause (i) securing obligations in respect of Securitization Securities; provided, however, that recourse to such Residual Interests, Securitization Assets, intangible contract rights and other accounts, documents, records and assets described in this clause (ii) is limited in a manner consistent with Standard Securitization Undertakings and the ratio of the amount of such Residual Interests to the amount of such Securitization Securities is not significantly greater than the ratio of sellers’ retained interests to the financed portion of assets in similar securitization transactions;

(20)       extensions, renewals or replacements of any Liens referred to in clauses (1), (14), (15) or (16) of this definition in connection with the refinancing, refunding, extension, renewal, or replacement of the obligations secured thereby, provided that such Lien does not extend to any other property (other than improvements on such property) and, the amount secured by such Lien is not increased;

(21)       Liens arising from the recourse that a GSE may have with respect to an alleged breach of any representation or warranty given to such GSE in respect of, and upon the sale of a Receivable;

(22)        Liens securing Non-Recourse Debt so long as such Lien shall encumber only (i) any Equity Interests of the Subsidiary which owes such Debt, (ii)  the assets originated, acquired or funded with the proceeds of such Debt and (iii) any intangible contract rights and other accounts, documents, records and other property directly related to the foregoing;

(23)        Liens on client deposits securing the obligation to such client;

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(24)        Liens on spread accounts and credit enhancement assets, Liens on the Equity Interests of Subsidiaries substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(25)        Liens on cash, cash equivalents or other property arising in connection with the discharge, redemption or defeasance of Debt or pursuant to customary escrow arrangements pending the release thereof;

(26)       Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto, provided that such Liens shall not exceed the amount of such premiums so financed; and

(27)       Liens securing Debt under Currency Agreements.

“Permitted Personal Loan Facility Indebtedness” means any Debt of the Issuer or any of its Subsidiaries under a Personal Loan Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Personal Loan Facility Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Subsidiaries to satisfy claims with respect to such Permitted Personal Loan Facility Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the Assets that secure such Permitted Personal Loan Facility Indebtedness shall be deemed not to be Permitted Personal Loan Facility Indebtedness.

“Permitted Residual Indebtedness” means any Debt of the Issuer or any of its Subsidiaries under a Residual Funding Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Debt subject to the provisions of Section 4.04 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Debt).

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided (i) that in connection with any Securitization, any Warehousing Indebtedness, MSR Indebtedness or other Funding Indebtedness used to finance the purchase, origination or pooling of any Receivables, Mortgage Servicing Rights or other asset subject to such securitization is repaid in connection with such securitization to the extent of the net proceeds received by the Issuer and its Subsidiaries from the applicable Securitization Entity or other purchaser of Receivables, Securitization Securities or other Financeable Assets, and (ii) the excess (determined as of the

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most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Subsidiaries (other than any Securitization Entity) to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.04 except with respect to, and solely to the extent of, any such excess that exists upon the initial Incurrence of such Debt).

“Permitted Servicing Advance Facility Indebtedness” means any Debt of the Issuer or any of its Subsidiaries incurred under a Servicing Advance Facility; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.04 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Debt).

“Permitted Warehousing Indebtedness” means Warehousing Indebtedness; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehousing Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Subsidiaries to satisfy claims with respect to such Warehousing Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets which secure such Warehousing Indebtedness shall not be Permitted Warehousing Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.04, except with respect to, and solely to the extent of, any such excess that exists upon the initial Incurrence of such Debt).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Loan Facility” means any funding arrangement with lenders collateralized in whole or in part by personal loans under which advances are made to the Issuer or any of its Subsidiaries based on such collateral.

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“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Rating Agency” means:

(a)	each of Fitch, Moody’s and S&P; and
(b)	if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Downgrade” means, in respect of any Change of Control, that the Notes of any series are, within the Change of Control Period in respect of such Change of Control, downgraded by two of the Rating Agencies to a non-investment grade credit rating (Ba1/BB+, or equivalent, or lower) and are not, within such Change of Control Period subsequently upgraded to an investment grade rating (Baa3/BBB-, or equivalent, or better) by both such Rating Agencies; provided, however, that a Rating Downgrade otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Downgrade for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not each announce or confirm to the Issuer in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Downgrade).

“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Issuer in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) the face value of such asset and (y) the market value of such asset as determined by the Issuer in accordance with the agreement governing the applicable Warehousing Indebtedness or MSR Indebtedness or Permitted Residual Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by senior management of the Issuer in good faith); provided, however, that the Realizable Value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Issuer or any of its Subsidiaries shall be the minimum price payable to the Issuer or such Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means mortgage loans and other mortgage related receivables (and related Mortgage Servicing Rights) arising in the Ordinary Course of Business, together with any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, such Receivables, and any collections or proceeds of any

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of the foregoing, including all collateral securing such Receivables, all contracts and contract rights, security interests, financing statements or other documentation in respect of such Receivables, all general intangibles under or arising out of or relating to such Receivables and any guarantees, indemnities, warranties or other obligations in respect of such Receivables; provided, however, that (i) for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date and (ii) “Receivables” shall exclude Residual Interests and Servicing Advance Receivables.

“Redfin” means Redfin Corporation, a Delaware corporation, and any successor thereto.

“Redfin Acquisition” means the transactions contemplated by the Agreement and Plan of Merger by and among the Issuer, Neptune Merger Sub, Inc. and Redfin, dated as of March 9, 2025 and as amended, supplemented or modified from time to time.

“Redfin Closing Date” means the date that the Redfin Acquisition is consummated.

“Redfin Convertible Notes” means Redfin’s 0% Convertible Senior Notes due 2025 and 0.5% Convertible Senior Notes due 2027.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Regulation S Legend” means the legend set forth in Exhibit C.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a Lien on such asset securing a Receivable or Servicing Advance Receivable.

“Reporting Entity” has the meaning assigned to such term in Section 4.07(a)(2).

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Issuer or any Subsidiary secured by Residual Interests.

“Residual Interest” means (i) any residual, subordinated, reserve accounts and ownership, participation or Equity Interest held by the Issuer or a Subsidiary in Securitization Entities, Warehousing Facility Trusts and/or MSR Facility Trusts or their assets, regardless of

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whether required to appear on the face of the consolidated financial statements in accordance with GAAP or (ii), with respect to any Securitization Entity, the residual right (which may be represented by an Equity Interest or a subordinated debt obligation of such entity) owned or held by the Issuer or a Subsidiary (other than a Securitization Entity) to receive cash flows from the Financeable Assets sold to such Securitization Entity in excess of amounts needed to pay principal of, interest on and other amounts in respect of Securitization Entity Indebtedness of such entity, servicing expenses of such entity, costs in respect of obligations under Hedging Agreements of such entity (if any) and other fees and obligations in respect of the Third-Party Securities issued by such entity and secured by such Financeable Assets.

“Responsible Officer” means any officer of the Trustee, in the case of the Trustee, or any officer of the Paying Agent, in the case of the Paying Agent, in each case in its corporate trust department with direct responsibility for the administration of such role under this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Rocket Companies” means Rocket Companies, Inc., as issuer of the Notes of both series, or any successor obligor under this Indenture and the Notes of any series pursuant to Article 5.

“Rocket Guarantors” means Rocket Mortgage (as defined below) and Rocket Mortgage’s Subsidiaries that guarantee the Existing Rocket Mortgage Notes.

“Rocket Mortgage” means Rocket Mortgage, LLC, a Michigan limited liability company.

“Rocket Mortgage Notes” means Rocket Mortgage’s 2.875% Senior Notes due 2026, 5.250% Senior Notes due 2028, 3.625% Senior Notes due 2029, 3.875% Senior Notes due 2031 and 4.000% Senior Notes due 2033.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means S&P Global Ratings Inc., and any successor to its rating agency business.

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“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means a public or private transfer, pledge, re-pledge, sale or financing, on a fixed or revolving basis, (collectively, “financing”) of (i) Servicing Advances, (ii) mortgage loans, (iii) installment contracts, (iv) deferred servicing fees, (v) warehouse loans secured by mortgage loans, (vi) mortgage backed and other asset backed securities, including interest only securities, and Securitization Securities, (vii) dealer floorplan loans, (viii) other loans and related assets, and/or (ix) other receivables (including, but not limited to, Receivables), Residual Interests, REO Assets, other Financeable Assets, collections or proceeds of any of the foregoing or similar assets (or any interests in any of the foregoing or in Securitization Entities owning any of the foregoing, including, but not limited to, Securitization Securities) and any other asset capable of being securitized or transferred, pledged, re-pledged or sold in connection with Securitizations (clauses (i)—(ix) above, collectively, the “Securitization Assets”), in each case where such financing of Securitization Assets is done in a manner by which the Issuer or any of its Subsidiaries directly or indirectly securitizes a pool of Securitization Assets including, but not limited to, any such transaction involving the sale, transfer, contribution, pledge or re-pledge of Securitization Assets to a Securitization Entity or the issuance by a Securitization Entity of Securitization Securities that are used to directly or indirectly finance Securitization Assets.

“Securitization Assets” has the meaning specified in the definition of “Securitization.”

“Securitization Entity” means (i) any MSR Facility Trust, any Warehousing Facility Trust, and any other Person (whether or not a Subsidiary of the Issuer but excluding the Issuer) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations, net interest margin securities, certificates of beneficial or participation interests or other Securitization Securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing, or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Debt of the Issuer or any Guarantor, and (iii) any special purpose Subsidiary of the Issuer formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Debt of the Issuer or any Guarantor other than under Credit Enhancement Agreements.

“Securitization Indebtedness” means (i) Debt (including Securitization Securities) of the Issuer or any of its Subsidiaries incurred pursuant to on-balance sheet Securitizations and (ii) any Debt (including Securitization Securities) consisting of advances or other loans made to the Issuer or any of its Subsidiaries based upon securities (including Securitization Securities) issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Issuer or any of its Subsidiaries. Without limiting the foregoing, it is expressly understood and agreed that each of the following transactions are Securitization Indebtedness: (i) the sale of loans to Fannie Mae, Freddie Mac, or the FHLB, (ii) the issuance of securities by the Issuer or a Subsidiary under one of Ginnie Mae’s mortgage-backed securities programs, including a home-equity conversion mortgage program, and (iii) liabilities associated with the Issuer’s or its Subsidiaries’ Home Equity Conversion Mortgage loan inventory where the securitization of such

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loan inventory does not meet the GAAP criteria for sale treatment; provided that the foregoing transactions shall be deemed to be Securitization Indebtedness only to the extent that such transactions continue to satisfy the terms described in the first sentence of this definition.

“Securitization Securities” means, with respect to any Securitization, Funding Indebtedness, Permitted Refinancing Indebtedness, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership or participation interests in an entity or in a pool or pools of Financeable Assets or any interest in any of the foregoing or other securities issued, sold, pledged or re-pledged by the Issuer, the relevant Subsidiary or Securitization Entity to banks, investors, other financing sources, the Issuer or its Subsidiaries.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Issuer or any of its Subsidiaries based on such collateral.

“Servicing Advance Receivables” means rights to collections under mortgage related receivables of or other rights to reimbursement of Servicing Advances that the Issuer or a Subsidiary of the Issuer has made in the Ordinary Course of Business and on customary industry terms.

“Servicing Advances” means advances made by the Issuer or any of its Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Issuer or any of its Subsidiaries otherwise advances in its capacity as servicer.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission (or any successor provision).

“Speculative Hedging Agreement” means any Hedging Agreement other than a Permitted Hedging Agreement.

“Special Mandatory Redemption” has the meaning assigned to such term in Section 3.03(a).

“Special Mandatory Redemption Date” has the meaning assigned to such term in Section 3.03(c).

“Special Mandatory Redemption Event” has the meaning assigned to such term in Section 3.03(a)(ii).

“Special Mandatory Redemption Notice” has the meaning assigned to such term in Section 3.03(b).

“Special Mandatory Redemption Price” has the meaning assigned to such term in Section 3.03(a).

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“Specified Mr. Cooper Notes” means the 6.500% senior notes due 2029, the 5.125% senior notes due 2030 and the 5.750% senior notes due 2031, in each case, of Nationstar Mortgage Holdings, Inc. outstanding on the Issue Date.

“Specified Mr. Cooper Refinancing Indebtedness” means any Debt, other than the Notes issued on the Issue Date, that is incurred by the Issuer or any of its Subsidiaries (other than Mr. Cooper or any of its Subsidiaries), including by way of any guarantee of the Specified Mr. Cooper Notes, for purposes of refinancing (including by exchange offer) or causing to remain outstanding any Specified Mr. Cooper Notes.

“Standard Securitization Undertakings” means all representations, warranties, covenants and indemnities (including obligations to repurchase any Financeable Assets sold in such securitization and any margin calls under any Warehousing Facilities or MSR Facilities) entered into by the Issuer or a Subsidiary (other than a Securitization Entity) in connection with Funding Indebtedness or MSR Indebtedness.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof), and (ii) any Securitization Entity established by or for the benefit of the Issuer or any Subsidiary in connection with any Funding Indebtedness. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Issuer.

“Suspension Period” means the period of time between (and including) the Suspension Date and the Reversion Date (but excluding the Reversion Date).

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Total Shareholders’ Equity” means, at any date of determination, the consolidated shareholders’ equity of the Issuer and its Subsidiaries, calculated excluding

(1)       treasury stock,

(2)       the cumulative effect of a change in accounting principles, and

(3)       any non-controlling interest owned by any Person in any Subsidiary of the Issuer.

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“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-777bbbb), as in effect on the Issue Date.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warehousing Facility” means any financing arrangement of any kind, including financing arrangements in the form of purchase facilities, repurchase facilities, early purchase facilities, early buyout facilities, required modification buyout facilities, re-pledge facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (and excluding, in all cases, Securitizations), with a financial institution or other lender (including, but not limited to, any GSE) or purchaser, in each case exclusively to finance or refinance (i) the purchase, origination, pooling or funding of Receivables or other Financeable Assets by the Issuer or any Subsidiary prior to sale to a third party, (ii) Servicing Advances, (iii) the carrying of REO Assets related to Receivables or other Financeable Assets, (iv) funded debt draws with respect to mortgages that have not yet cleared (drafts payable) that will be funded by such facility, or (v) Financeable Assets in any other manner; provided that such purchase, origination, pooling, funding, refinancing, carrying and/or draw is in the Ordinary Course of Business.

“Warehousing Facility Trusts” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing notes or other securities (including, but not limited to, Securitization Securities) or holding, pledging or repledging any of the assets described in clauses (i) through (iv) below, or interests therein or pledges thereof, or entering into a Warehousing Facility with the Issuer or any Subsidiary, in each case in connection with a Warehousing Facility, which notes and securities are backed by, or represent interests in, (i) loans, mortgage-related securities, Financeable Assets or other receivables originated or purchased by, and/or contributed to, such Person from the Issuer or any Subsidiary of the Issuer; (ii) specified Servicing Advances originated or purchased by, and/or contributed to, such Person from the Issuer or any Subsidiary of the Issuer; (iii) the carrying of REO Assets related to loans and other receivables originated or purchased by, and/or contributed to, such Person from the Issuer or any Subsidiary of the Issuer; or (iv) interests in other Warehousing Facility Trusts.

“Warehousing Indebtedness” means Debt in connection with a Warehousing Facility.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’

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qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.      Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)        “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3)        all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4)        references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5)        in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuer may classify such transaction as they, in their sole discretion, determine.

Article 2
THE NOTES

Section 2.01.      Form, Dating and Denominations; Legends. (a) The 2030 Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A-1. The 2033 Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A-2. The terms and provisions contained in the form of the 2030 Notes annexed as Exhibit A-1 and the 2033 Notes annexed as Exhibit A-2 constitute, and are hereby expressly made, a part of this Indenture. The Notes of each series may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes of each series will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)        (1) Except as otherwise provided in paragraph (c) of this Section 2.01, Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Note, whether an Initial Note or an Additional Note (other than a Permanent Offshore Note), will bear the Restricted Legend

(2)        Each Global Note, whether an Initial Note or Additional Note, will bear the DTC Legend.

(3)        Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

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(4)        Each Global Note being sold pursuant to Regulation S will bear the Regulation S Legend.

(5)        Notes (whether Initial Notes or Additional Notes) offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(6)        Notes (whether Initial Notes or Additional Notes) offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Notes (whether Initial Notes or Additional Notes) offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(7)        Notes (whether Initial Notes or Additional Notes) resold to Institutional Accredited Investors or individual “accredited investors” affiliated with the Issuer (“Affiliated Investors”) will be in the form of an IAI Global Note.

(c)        If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee in writing to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)        By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Each Note shall be dated the date of its authentication.

Section 2.02.      Execution and Authentication; Additional Notes.

(a)        An Officer shall execute the Notes for the Issuer by manual, facsimile or other signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)        A Note will not be valid until the Trustee manually or electronically signs the certificate of authentication on the Note, with the signature constituting conclusive evidence that the Note has been authenticated under this Indenture.

(c)        At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will, upon the written direction of the Issuer, authenticate and deliver:

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(i)        (a) 2030 Notes for original issue in the aggregate principal amount not to exceed $2,000,000,000 and (b) 2033 Notes for original issue in the aggregate principal amount not to exceed $2,000,000,000, and

(ii)        Subject to Article 4, Additional Notes of any series of Notes from time to time for original issue in aggregate principal amounts specified by the Issuer in writing, after receipt by the Trustee of an Officer’s Certificate specifying:

(1)        the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(2)        whether the Notes are to be Initial Notes or Additional Notes;

(3)        in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4;

(4)        whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(5)        other information the Issuer may determine to include or the Trustee may reasonably request.

Notwithstanding anything to the contrary in this Indenture, no Opinion of Counsel and no Officer’s Certificate shall be required for the Trustee to authenticate and make available for delivery the Initial Notes.

(d)        The Initial Notes of each series and any Additional Notes of such series will be treated as a single class for all purposes under this Indenture and will vote together as a single class on all matters with respect to the Notes of such series; provided, however, that if any such Additional Notes of any series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes or otherwise, such Additional Notes of such series will have a separate CUSIP number.

Section 2.03.      Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a)        The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints, upon the terms and subject to the conditions herein set forth, U.S. Bank Trust Company, National Association as Trustee, Registrar and Paying Agent.

(b)        The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all

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money held by the Paying Agent for the payment of principal of and interest on the Notes of any series and will promptly notify the Trustee in writing of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.      Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee will authenticate, upon the written direction of the Issuer and the provision of evidence satisfactory to the Trustee that such Note was lost, destroyed or wrongfully taken, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the Trustee or the Issuer, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05.      Outstanding Notes.

(a)        Notes of a series outstanding at any time are all Notes of such series that have been authenticated by the Trustee except for:

(1)        Notes cancelled by the Trustee or delivered to it for cancellation;

(2)        any Note which has been replaced or paid pursuant to Section 2.04 unless and until the Trustee and the Issuer receives proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3)        on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to a Change of Control Offer, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b)        A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee has received written notice from the Issuer that such Notes are so owned

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will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06.      Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will, upon the written direction of the Issuer, authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will, upon the written direction of the Issuer, authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.      Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Issuer may not issue new Notes to replace Notes they have paid in full or delivered to the Trustee for cancellation.

Section 2.08.      CUSIP and CINS Numbers. The Issuer in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in a Change of Control Offer as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Change of Control Offer. The Issuer will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.      Registration, Transfer and Exchange.

(a)        The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)        (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)        Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be

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limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes of such series may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3)        Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4)        If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)        Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)        A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination of such series by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Registrar for the purpose; provided that:

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(x)       no transfer or exchange will be effective until it is registered in such Register; and

(y)       the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to a Change of Control Offer, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to a Change of Control Offer is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will, upon the written direction of the Issuer, authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4) of this Section 2.09).

(e)        (1)        Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)        Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)        Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such

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Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)        Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(f)        Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.10.      Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to cause the registration of any requested transfer or exchange that does not comply with the preceding sentence.

(b)        Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)        No certification is required.

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(2)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate, (y) a duly completed and executed Regulation S Certificate or (z) a duly completed and executed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed and executed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Rule 144A Certificate.

(5)        Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate or (y) a duly completed and executed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c)        No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such time (if any) as the Issuer determines that the Notes are eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)        The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein),

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and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice within a reasonable period of time to the Trustee.

Section 2.11.      Temporary Offshore Global Notes.

(a)        Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced during the Restricted Period by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b)        An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c)        Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)        Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal of, or interest or premium on, such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

Article 3
REDEMPTION

Section 3.01.      Optional Redemption.

(a)        2030 Notes.

(1)        At any time and from time to time on or after August 1, 2027, the Issuer may redeem the 2030 Notes at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption prices equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to but excluding the redemption date, in cash, if redeemed during the twelve-month period beginning on August 1 in the years indicated below:

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12-month period commencing in Year	Redemption Price
2027	103.063%
2028	101.531%
2029 and thereafter	100.000%

(2)        At any time and from time to time prior to August 1, 2027, upon not less than 10 nor more than 60 days’ notice, the Issuer may redeem some or all of the 2030 Notes at a price of 100% of the principal amount of the 2030 Notes redeemed plus the 2030 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Trustee shall have no duty to calculate or verify the calculations of the 2030 Applicable Premium.

(b)        2033 Notes

(1)        At any time and from time to time on or after August 1, 2028, the Issuer may redeem the 2033 Notes at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption prices equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to but excluding the redemption date, in cash, if redeemed during the twelve-month period beginning on August 1 in the years indicated below:

12-month period commencing in Year	Redemption Price
2028	103.188%
2029	101.594%
2030 and thereafter	100.000%

(2)        At any time and from time to time prior to August 1, 2028, upon not less than 10 nor more than 60 days’ notice, the Issuer may redeem some or all of the 2033 Notes at a price of 100% of the principal amount of the 2033 Notes redeemed plus the 2033 Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Trustee shall have no duty to calculate or verify the calculations of the 2033 Applicable Premium.

Section 3.02.      Redemption with Proceeds of Equity Offering.

(a)        2030 Notes. At any time and from time to time prior to August 1, 2027, the Issuer may redeem 2030 Notes in an amount equal to the net cash proceeds received by the Issuer or any parent thereof from any Equity Offering at a redemption price equal to 106.125% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2030 Notes (calculated after giving effect to any issuance of Additional Notes that are 2030 Notes), provided that (i) the redemption takes place not later than 90 days after the closing of the related Equity Offering and (ii) not less than 50% of the principal amount of the 2030 Notes remains outstanding immediately thereafter.

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(b)        2033 Notes. At any time and from time to time prior to August 1, 2028, the Issuer may redeem 2033 Notes in an amount equal to the net cash proceeds received by the Issuer or any parent thereof from any Equity Offering at a redemption price equal to 106.375% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2033 Notes (calculated after giving effect to any issuance of Additional Notes that are 2033 Notes), provided that (i) the redemption takes place not later than 90 days after the closing of the related Equity Offering and (ii) not less than 50% of the principal amount of the 2033 Notes remains outstanding immediately thereafter.

Section 3.03.      Special Mandatory Redemption.

(a)        In the event that:

(i)	(a) the Mr. Cooper Closing Date does not occur prior to September 30, 2026, or (b) the Mr. Cooper Acquisition is terminated or abandoned prior to September 30, 2026 (such termination or abandonment to be communicated in writing by the Issuer to the Trustee in order for this clause (b) to be effective) (any such event being an “Acquisition Agreement Special Mandatory Redemption Event”); and/or
(ii)	(x) clause (i) does not apply and (y) the Partial Special Mandatory Redemption Amount on the 45th day following the Mr. Cooper Closing Date (such date, the “Mr. Cooper Notes Measurement Date”) is greater than $0 (a “Mr. Cooper Rollover Notes Special Mandatory Redemption Event” and together with an Acquisition Agreement Special Mandatory Redemption Event, each a “Special Mandatory Redemption Event”)

then, in the case of each of clauses (i) and (ii), the Issuer will redeem (the “Special Mandatory Redemption”) (x) in the case of clause (i) above, all of the Notes of each series and (y) in the case of clause (ii), an aggregate principal amount of Notes equal to the Partial Special Mandatory Redemption Amount (with such aggregate amount to be apportioned to the Notes of each series on a pro rata basis based on the respective principal amount of Notes of each series on the Issue Date subject to such rounding as the Issuer may determine so that the aggregate amount apportioned to each series of Notes is an integral multiple of $1,000), at a price equal to 100% of the issue price of the Notes of the applicable series plus accrued and unpaid interest, to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

(b)        Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”) shall be delivered to the Trustee and delivered to holders of the Notes of each series according to the procedures of DTC within five Business Days after the Special Mandatory Redemption Event. At the Issuer’s request, the Trustee shall give the Special Mandatory Redemption Notice in the Issuer’s name and at the Issuer’s expense.

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(c)        On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no less than five Business Days (or such other minimum period as may be required by DTC) after delivery of the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

(d)        Neither the Issuer nor any of its Subsidiaries will incur any Specified Mr. Cooper Refinancing Indebtedness between the period commencing on the Issue Date and ending on the later of (x) the Mr. Cooper Notes Measurement Date and (y) if any Notes are redeemed following the Mr. Cooper Closing Date pursuant to a Special Mandatory Redemption, the 90th day following the date of such Special Mandatory Redemption, in any case, unless the Issuer or any of its Subsidiaries repays (but without any required reduction in commitments) an amount of secured indebtedness during the period commencing with the Mr. Cooper Closing Date and ending on the day prior to the Mr. Cooper Notes Measurement Date that is at least equal to the amount of such Specified Mr. Cooper Refinancing Indebtedness.

Section 3.04.      Method and Effect of Redemption.

(a) If the Issuer elects to redeem Notes of any series, it must notify the Trustee of the redemption date and the principal amount of Notes of such series to be redeemed by delivering an Officer’s Certificate at least 15 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes of any series are being redeemed, the Officer’s Certificate must also specify a record date not less than 10 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes of such series to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in accordance with the procedures of the Depositary, in denominations of $2,000 principal amount and higher integral multiples of $1,000. The Trustee will notify the Issuer promptly of the Notes of any series or portions of Notes of any series to be called for redemption. Notice of redemption must be sent by the Issuer or at the Issuer’s prior written request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Notes of any series are to be redeemed at least 10 days but not more than 60 days before the redemption date. Notwithstanding anything to the contrary in this Section 3.04(a), the provisions of this Section 3.04(a) shall not apply to a Special Mandatory Redemption, which shall be governed by Section 3.03.

(b)        The notice of redemption will identify the Notes of any series to be redeemed and will include or state the following:

(1)        the redemption date and any conditions to such redemption;

(2)        the redemption price, including the portion thereof representing any accrued interest;

(3)        the place or places where Notes are to be surrendered for redemption;

(4)        Notes called for redemption must be so surrendered in order to collect the redemption price;

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(5)        on the redemption date, subject to satisfaction of any conditions specified therein, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)        if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7)        if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)        Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, incurrence of Debt, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this Section 3.04 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction of any applicable conditions precedent, including, but not limited to, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. To the extent that the redemption date will occur on a date other than the original redemption date set forth in the applicable notice of redemption, the Issuer shall notify the Holders and the Trustee of the final redemption date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Indenture.

(d)        Once notice of redemption is sent to the Holders, Notes of any series called for redemption become due and payable at the redemption price on the redemption date except as provided in Section 3.04(c), and upon surrender of the Notes of any series called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, any redeemed Notes of any series will cease to accrue interest. Upon surrender of any Note of any series redeemed in part, the Holder will receive a new Note of such series equal in principal amount to the unredeemed portion of the surrendered Note of any series. The redemption of any series of Notes under this Article 3 is subject to the rights of Holders of Notes of any series on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date and the redemption price of any series of Notes shall not include any such interest.

Article 4
COVENANTS

Section 4.01.      Payment of Notes. (a) The Issuer agrees to pay the principal of and interest on the Notes of each series on the dates and in the manner provided in the Notes of such series and this Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any

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principal of or interest on any Notes of any series, or any redemption or purchase price of the Notes of any series, the Issuer will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee in writing of its compliance with this paragraph.

(b)        An installment of principal or interest will be considered paid on the date due if, not later than 10:00 A.M. (New York City time) on such date, the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)        The Issuer agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes of each series.

(d)        Payments in respect of the Notes of any series represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes of any series, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.      Maintenance of Office or Agency. The Issuer will maintain in the contiguous United States of America, an office or agency where Notes of any series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes of any series and this Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes of any series may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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Section 4.03.      Existence. Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. This Section 4.03 shall not prohibit or restrict the Issuer from converting into a different form of legal entity.

Section 4.04.      Limitation on Liens.

(a)        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets (including Capital Stock of a Subsidiary) securing Debt of the Issuer or any Guarantor, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens; provided, however, that any Lien on such property shall be permitted notwithstanding that it is not a Permitted Lien if all Obligations under this Indenture and the Notes are secured on an equal and ratable basis with (or, if the obligation to be secured by the Lien is subordinated in right of payment to prior payment of the Notes, on a senior basis to) the obligations so secured for so long as such obligations are secured by a Lien on such property. Any Lien that is granted to secure the Notes shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes.

(b)        Notwithstanding the restrictions described above, the Issuer and any Guarantor may Incur any Debt secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that at the time of such Incurrence, after giving effect thereto, the aggregate amount of all outstanding Debt secured by Liens which could not have been Incurred by the Issuer and any Guarantor without equally and ratably securing the Notes then outstanding except for the provisions of this Section 4.04(b) does not at such time exceed 12.5% of the Consolidated Total Assets of the Issuer and its Subsidiaries.

Section 4.05.      Future Guarantors.

The Issuer shall cause (a) on the Redfin Closing Date, Redfin, (b) on the Mr. Cooper Closing Date, the Mr. Cooper Guarantors and (c) after the Issue Date, any Subsidiary of the Issuer that is not then the Issuer or a Guarantor and that guarantees or issues any Additional Capital Markets Debt, to jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all the obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses (including legal fees and expenses), indemnification or otherwise.

A Subsidiary that is not then the Issuer or a Guarantor and that is required to provide a Note Guarantee shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture is permitted by, and satisfies all conditions precedent in, this Indenture; provided that such supplemental indenture shall be executed and delivered within 10 Business Days of the date that such Additional Capital Markets Debt has been guaranteed or incurred, as applicable, by such Subsidiary.

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Section 4.06.      Offer to Repurchase Upon Change of Control Triggering Event.

(a)        Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 3.01, Section 3.02 or Section 3.03 hereof, each Holder will have the right to require the Issuer to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes of any series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)        Within 30 days following the date upon which a Change of Control Triggering Event with respect to the Notes occurs, or at the Issuer’s option, prior to any Change of Control but if a definitive agreement is in place for the applicable Change of Control, the Issuer will be required to send, by first-class mail (or electronic delivery if the Notes of any series are held by the Depositary), a notice to each Holder at its registered address, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state:

(i)        that such Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes of any series at a purchase price in cash equal to the Change of Control Payment (subject to the rights of Holders of Notes on the relevant interest Record Date to receive interest due on the relevant Interest Payment Date);

(ii)        the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”);

(iii)        if the notice is mailed or delivered prior to the date of the consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(iv)        that Notes of any series must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest (subject to clause (viii) below);

(v)        that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)        that Holders electing to have any Notes of any series purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice, or transfer such Notes to the Paying Agent by book-entry transfer pursuant to the applicable

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procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)        that Holders shall be entitled to withdraw their tendered Notes of any series and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of such Change of Control Offer, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)        that, if a Holder is tendering less than all of its Notes of any series, such Holder will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(ix)        the other procedures, as determined by the Issuer, consistent with this Section 4.06 that a Holder must follow.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes of any series as to all other Holders that properly received such notice without defect.

(c)        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)        accept for payment all Notes of any series or portions of Notes of any series (in integral multiples of $1,000) properly tendered and not withdrawn pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(ii)        deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(iii)        deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes of any series or portions of Notes of any series being repurchased by the Issuer in accordance with this Section 4.06.

(d)        The Paying Agent shall deliver or cause to be delivered to each tendering Holder of Notes of any series the Change of Control Payment for the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Trustee, upon receipt of a written order

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from the Issuer, will promptly authenticate and cause to be delivered in accordance with the applicable procedures of the Depositary to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes of any series surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e)        If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(f)        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.06 applicable to a Change of Control Offer as if it had been made by the Issuer, and such third party purchases all Notes of any series properly tendered and not withdrawn under such Change of Control Offer.

(g)        If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes of such series that are validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in this Section 4.06, to redeem all Notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption (subject to the rights of Holders of Notes on the relevant interest Record Date to receive interest due on the relevant Interest Payment Date).

(h)        Holders of Notes of any series electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Note completed, to the Trustee at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfers pursuant to the applicable procedures of the Paying Agent prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(i)        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes of any series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 4.06, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue of any such compliance.

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(j)        Other than as specifically provided in this Section 4.06, any redemption pursuant to this Section 4.06 shall be made pursuant to the provisions of Section 3.04.

Section 4.07.      Reports. (a) So long as any Notes remain outstanding:

(1)        The Issuer shall provide the Trustee and Holders with annual consolidated financial statements audited by the Issuer’s independent public accountants within 90 days after the end of the Issuer’s fiscal year (or such later time period specified in the Commission’s rules and regulations for non-accelerated filers, including any extension as would be permitted by Rule 12b-25 under the Exchange Act or any special order of the SEC), and unaudited quarterly consolidated financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 45 days of the end of each of the first three fiscal quarters of each fiscal year (or such later time period specified in the Commission’s rules and regulations for non-accelerated filers, including any extension as would be permitted by Rule 12b-25 under the Exchange Act or any special order of the Commission). Such annual and quarterly financial statements will be prepared in accordance with GAAP and be accompanied by a management’s discussion and analysis of the results of operations and liquidity and capital resources of the Issuer and its Subsidiaries for the periods presented in a level of detail comparable to the management’s discussion and analysis of financial condition and results of operations of the Issuer and its Subsidiaries contained in the Offering Memorandum; and

(2)        The Issuer shall disclose to the Trustee and Holders the occurrence of any event concerning the Issuer or its Subsidiaries that would be required to be reported on Form 8-K if the Issuer were required to file such reports pursuant to Items 1.01, 1.02 (it being understood that the Issuer and its Subsidiaries shall only be required to disclose events under Items 1.01 and 1.02 of Form 8-K to the extent that such events relate to the entry into, or termination or amendment of, any material definitive agreement in respect of a financing other than Securitization Indebtedness, Warehousing Indebtedness or MSR Indebtedness, or acquisition or disposition of a business, and that the exhibits to such form need not be filed), 1.03, 2.01, 2.03, 2.04 (it being understood that the Issuer and its Subsidiaries shall not be required to disclose events under Items 2.03 and 2.04 of Form 8-K to the extent that such events relate to Securitization Indebtedness, Warehousing Indebtedness or MSR Indebtedness), 3.03 (only to the extent such events are with respect to the rights of the Noteholders), 4.01, 4.02, and 5.01, in each case, within 10 days of the occurrence of such event and, in the case of any significant acquisition or disposition (for which pro forma financial statements would be required by rules of the Commission) in which the purchase price (including cash and non-cash amounts) of any business disposed of or acquired exceeds 50% of Total Shareholders’ Equity of the Issuer as of the date of consummation thereof, the Issuer shall provide to the Trustee and the Holders within 90 days after the consummation thereof: (i) pro forma financial information reflecting the impact of such disposition or acquisition on the Issuer’s or a non-Reporting Parent Entity’s historical financial position and results of operations caused by any such transaction and (ii) in the case of any acquisition or investment referred to in clause (i) for which pro forma financial information is required, historical financial information for such entity for all periods that would be required pursuant to Regulation S-X.

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The financial statements, reports, information and other documents required to be provided pursuant to this Section 4.07 may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer (any such entity described in clause (i) or (ii), a “Reporting Entity”), so long as in the case of clause (ii) either (1) such direct or indirect parent of the Issuer shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management, of the Issuer, or (2) if otherwise, the financial information so delivered shall be accompanied by a description of the material quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Subsidiaries (or, if a direct or indirect parent of the Issuer provides a Note Guarantee but is not otherwise a Reporting Entity (a “non-Reporting Parent Entity”), then the information relating to the non-Reporting Parent Entity and its subsidiaries) on a standalone basis, on the other hand (unless such Reporting Entity provides a Note Guarantee).

The financial statements and related discussion referred to in clause (1) and the current reports referred to in clause (2) shall be made available to Holders, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts by posting on a password protected or otherwise secured confidential website maintained by the Issuer (or the website of any of the Issuer’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website. Disclosure of any current reports shall be accompanied by a notice of posting released on Bloomberg or a similar news service reasonably accessible to investors in securities such as the Notes.

If at any time the Issuer or any direct or indirect parent of the Issuer has made a good faith determination to file a registration statement with the Commission with respect to a public offering of such entity’s Capital Stock, the Issuer will not be required to disclose any information or take any actions that, in the good faith view of the Issuer, would violate the securities laws or the Commission’s “gun jumping” rules.

Notwithstanding the foregoing, (a) neither the Issuer nor another Reporting Entity will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Regulation G or (iii) Item 10(e) of Regulation S-K promulgated by the Commission with respect to any non-generally accepted accounting principles financial measures contained therein, (b) such reports will not be required to contain financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 (or any successor provision, including Rule 13-01 and Rule 13-02) of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K and (c) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Circular and shall not be required to present compensation or beneficial ownership information.

In addition, the Issuer will make the information and reports available to prospective investors upon request (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer).

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(b)        The Issuer or the Reporting Entity will schedule a conference call to be held not more than 15 Business Days following the release of, at the option of the Issuer or the Reporting Entity, (i) any earnings release for the Issuer or the Reporting Entity for any fiscal quarter or fiscal year or (ii) each report containing the financial information referred to in clause (a)(1) of this Section 4.07, beginning with the first full fiscal quarter ending after the Issue Date, at which the Issuer or the Reporting Entity will make available their senior management to discuss the information contained in such earnings release or report, as applicable, on such conference call; provided that such conference calls shall be permitted to be held jointly with conference calls the Issuer or the Reporting Entity holds for holders of their other Indebtedness or equity or debt securities. Prior to the date of such call, the Issuer or the Reporting Entity will notify Holders of Notes about such call and provide them and prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts with call-in information.

(c)        For so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144 and during any period when neither the Issuer nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, the Issuer or the Reporting Entity will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)        Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or the Guarantors’ compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to determine whether any reports or other documents have been filed with the Commission or via the EDGAR system (or any successor thereto) or posted on any website, or to participate in any conference calls.

(e)        Notwithstanding the foregoing, the Issuer will be deemed to have delivered such reports and information referred to in this Section 4.07 to the Holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture, and an accompanying notice of posting shall not be required, if the Issuer or another Reporting Entity has filed such reports with the Commission via the EDGAR filing system (or any successor system) and such reports are publicly available.  In addition, the requirements of this Section 4.07 will be deemed satisfied and the Issuer will be deemed to have delivered such reports and information referred to above to the Trustee, Holders, prospective investors, market makers and securities analysts for all purposes of this Indenture, and an accompanying notice of posting shall not be required, by the posting of reports and information that would be required to be provided on the Issuer’s website (or that of any of the Issuer’s parent companies, including the Reporting Entity). Notwithstanding the foregoing, the Trustee shall have no obligation to monitor or confirm, on a continuing basis or otherwise, whether the Issuer or another Reporting Entity post such reports, information and documents on the EDGAR filing system (or any successor system), or collect any such information from the EDGAR filing system (or any successor system).

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(f)        Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this Section 4.07 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.07) upon furnishing or filing such report or other information as contemplated by Section 4.07 (but without regard to the date on which such report or other information is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 if payment of the Notes has been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.08.      Reports to Trustee.

(a)        The Issuer will deliver to the Trustee, concurrently with the delivery of the annual consolidated audited financial statements described in Section 4.07(a)(1), an Officer’s Certificate stating that there has been no Default or, if there has been a Default, specifying the Default and its nature and status.

(b)        The Issuer will deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuer become aware of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Issuer proposes to take with respect thereto.

Section 4.09.      Covenant Suspension.

(a)        If on any date (i) the Notes have an Investment Grade Rating from any two of the three Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then beginning on such date and continuing until the Reversion Date (as defined below), with respect to the Notes, the Issuer and its Subsidiaries will not be subject to Section 4.05 (the “Suspended Covenant”).

(b)        If on any date subsequent to the Covenant Suspension Date (the “Reversion Date”) that any two of the three Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Subsidiaries will thereafter again be subject to the Suspended Covenant on or after such date.

(c)        Notwithstanding that the Suspended Covenant may be reinstated after the Reversion Date, (i) no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenant, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenant during the Suspension Period (or, upon termination of the Suspension Period or after the time based solely on any action taken or event that occurred during the Suspension Period), and (ii) following a Reversion Date, the Issuer and each Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.

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(d)        The Trustee shall have no duty to monitor the ratings of the Issuer, shall not have be deemed to have any knowledge of the ratings of the Issuer and shall have no duty to notify Holders of the occurrence of a Covenant Suspension Event or to independently determine or verify if such event has occurred.

Article 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.      Consolidation, Merger or Sale of Assets by The Issuer. (a) The Issuer will not:

(i)        consolidate with or merge with or into any Person; or

(ii)        sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or

(iii)        permit any Person to merge with or into the Issuer, unless:

(1)        either (x) the Issuer is the continuing Person or (y) the resulting, surviving or transferee Person is a Person organized and validly existing under the laws of the United States of America or any state thereof and expressly assumes by supplemental indenture all of the obligations of the Issuer under this Indenture and the Notes;

(2)        immediately after giving effect to the transaction, no Default has occurred and is continuing; and

(3)        the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided that clause (2) does not apply (i) to the consolidation or merger of the Issuer with or into a Subsidiary or the consolidation or merger of a Subsidiary with or into the Issuer or (ii) if, in the good faith judgment of the Board of Directors of the Issuer, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of organization of the Issuer.

(b)        Upon the consummation of any transaction effected in accordance with these provisions, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer in this Indenture. Upon such substitution, except in the case of a lease of all or substantially all of its assets, the Issuer will be released from its obligations under this Indenture and the Notes.

(c)        The provisions of this Section 5.01 will not apply to any sale, assignment, transfer, conveyance or other disposition of Securitization Assets pursuant to a Securitization and

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any other Financeable Assets subject to Liens of the types described in clause (2) in the definition of “Permitted Liens.”

Section 5.02.      Consolidation, Merger or Sale of Assets by a Guarantor. (a) Each Guarantor will not:

(i)        consolidate with or merge with or into any Person; or

(ii)        sell, convey, transfer or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or

(iii)        permit any Person to merge with or into the Guarantor, as applicable; unless:

(A)        the other Person is the Issuer or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction, in the case of a Guarantor; or

(B)        (i) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor and (ii) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)        the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Issuer) otherwise not prohibited by this Indenture.

(b)        The provisions of this Section 5.02 will not apply to any sale, assignment, transfer, conveyance or other disposition of Securitization Assets pursuant to a Securitization and any other Financeable Assets subject to Liens of the types described in clause (2) in the definition of “Permitted Liens.”

Article 6
DEFAULT AND REMEDIES

Section 6.01.      Events of Default. An “Event of Default” with respect to a series of Notes occurs if:

(1)        The Issuer defaults in the payment of the principal of any Note of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to a Change of Control Offer);

(2)        The Issuer defaults in the payment of interest on any Note of such series when the same becomes due and payable, and the default continues for a period of 30 days;

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(3)        The Issuer fails to make a Change of Control Offer and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.06;

(4)        The Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in this Indenture or the Notes applicable to such series and the default or breach continues for a period of 60 consecutive days (or in the case of Section 4.07, 120 consecutive days) after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes of such series;

(5)        there occurs with respect to any Debt of the Issuer or any of the Guarantors (other than a Securitization Entity) having an outstanding principal amount of the greater of $2.0 billion and 10.0% of consolidated stockholders’ equity of the Issuer for the most recently ended fiscal quarter for which financial statements were delivered to the Trustee (other than Non-Recourse Debt) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being accelerated prior to its scheduled maturity or (ii) failure to make a principal payment at final maturity when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)        one or more final judgments or orders for the payment of money in the aggregate for all such Persons are rendered against the Issuer or any of the Guarantors (other than a Securitization Entity) that is a Significant Subsidiary and are not paid, bonded or discharged when due, and there is a period of 60 consecutive days following entry of the final judgment or order by a court of competent jurisdiction that causes the aggregate amount for all such final judgments or orders outstanding and not paid, bonded or discharged when due against all such Persons to exceed the greater of $2.0 billion and 10.0% of consolidated stockholder’s equity of the Issuer for the most recently ended fiscal quarter for which financial statements were delivered to the Trustee (in excess of amounts covered by valid and binding insurance policies which the Issuer’s insurance carriers have not declined to pay) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; provided, however, that any such judgment or order for the payment of money shall not result in an Event of Default if such judgment or order would not be material to the Issuer and its Subsidiaries, taken as a whole, and would not reasonably be expected to affect the Issuer’s ability to make principal or interest payments on the Notes of such series;

(7)        an involuntary case or other proceeding is commenced against the Issuer or any Subsidiary (other than a Securitization Subsidiary) that is a Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Issuer or any such Subsidiary (other than a Securitization Subsidiary) that is a Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

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(8)        the Issuer or any of its Subsidiaries (other than a Securitization Subsidiary) that is a Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any of its Subsidiaries (other than a Securitization Subsidiary) that is a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or of such Subsidiary (other than a Securitization Subsidiary) that is a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “Bankruptcy Default”).

Section 6.02.      Acceleration. (a) If an Event of Default, other than a Bankruptcy Default with respect to the Issuer, occurs and is continuing with respect to any series of Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes of such series to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Issuer, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

(b)        The Holders of a majority in principal amount of the outstanding Notes of any series by written notice to the Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)        all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by the declaration of acceleration, have been cured or waived; and

(2)        the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c)        In the event of any Event of Default specified in Section 6.01(5), such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 60 days after the Issuer or such Guarantor received notice of such acceleration or failed to make a principal payment:

(x)       the Debt that is the basis for such Event of Default has been discharged; or

(y)       the Holders thereof have rescinded, annulled or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(z)       the default that is the basis for such Event of Default has been cured.

Section 6.03.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may (but shall not be obligated to) pursue, in its own name or as trustee of an express

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trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes of any series or to enforce the performance of any provision of the Notes of any series or this Indenture. The Trustee may (but shall not be obligated to) maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding.

Section 6.04.      Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes of any series may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist with respect to the Notes of such series, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.      Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the Trustee may require indemnity satisfactory to it to be furnished prior to taking such action. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of such series not joining in the giving of such direction (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder), and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes of such series.

Section 6.06.      Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes of any series, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes of such series, unless:

(1)        the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)        Holders of at least 25% in aggregate principal amount of outstanding Notes of such series have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3)        Holders of Notes of such series have offered and, if requested, provided to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)        the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)        during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a written direction that is inconsistent with such written request.

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Section 6.07.      Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note of any series to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may (but shall not be obligated to) recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee hereunder.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee may (but shall not be obligated to) file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes of any series or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.      Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, the Agents and their respective agents for all amounts (including their legal fees and expenses) due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes of any series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal and interest; and

Third: to the Issuer or as a court of competent jurisdiction may direct.

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The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note of any series on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of any series.

Section 6.13.      Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.      Waiver of Stay, Extension or Usury Laws. The Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of, or interest on the Notes of any series as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Article 7

THE TRUSTEE

Section 7.01.      General.

(a)        The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)        (i) Except during the continuance of an Event of Default with respect to any series of Notes, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). In case an Event of Default has occurred and is continuing with respect to any series of Notes, the Trustee shall exercise those rights and powers vested in it by this Indenture with respect to such series of Notes, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)        the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(2)        the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of the Notes of any series in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

Section 7.02.      Certain Rights of Trustee.

(1)        In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision

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hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2)        Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3)        The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)        The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series of Notes, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5)        The Trustee may consult with counsel of its selection, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(6)        No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity or security satisfactory to it against any loss, liability or expense.

(7)        The Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants in Article 4 hereof.

(8)        The permissive right of the Trustee to act hereunder shall not be construed as a duty.

(9)        The rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(10)        The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(11)        The Trustee may at any time request that the Issuer deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s

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Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(12)        None of the Trustee or any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to compliance with any restrictions on exchange or transfer imposed under this Indenture or under applicable law with respect to any exchange or transfer of any interest in any Note of any series (including any transfers of interests in a Global Note between or among Agent Members or beneficial owners) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof, and as long as its actions were not based on negligence or willful misconduct.

(13)        The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default with respect to the Notes of any series unless either (i) a Responsible Officer of the Trustee or an attorney or agent of the Trustee with direct responsibility for this Indenture has actual knowledge of such Default or Event of Default or such cure, or (ii) written notice of such Default or Event of Default or such cure has been given to a Responsible Officer of the Trustee by the Issuer or any Holder.

(14)        The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, epidemic, pandemic, recognized emergency, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 7.03.      Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes of any series and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

Section 7.04.      Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, any offering materials relating to the Notes, or the Notes, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.      Notice of Default. If any Default with respect to the Notes of any series occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder of Notes of such series within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note of any series, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

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Section 7.06.      Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2026, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07.      Compensation and Indemnity.

(a)        The Issuer and the Guarantors, jointly and severally, will pay the Trustee and the Agents compensation as agreed upon in writing for their respective services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and the Agents, including the reasonable compensation and expenses of the Trustee’s and the Agents’ agents and counsel.

(b)        The Issuer and the Guarantors, jointly and severally, will indemnify the Trustee and the Agents for, and hold it harmless against, any loss or liability or expense (including, but not limited to, the reasonable fees and expenses of its legal counsel) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes of any series and the exercise of its rights hereunder, including the costs and expenses (legal or otherwise) of enforcing this provision or defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers, rights or duties under this Indenture and the Notes of any series. The provisions of this Section 7.07(b) shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

(c)        To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Notes of any series on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(d)        If the Trustee incurs expenses or renders services in connection with an Event of Default as specified herein, the expenses (including, but not limited to, the reasonable and documented charges and expenses of its legal counsel in each applicable jurisdiction) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, reorganization, insolvency or similar law now or hereafter in effect.

(e)        The obligations of the Issuer to make any payment to the Trustee or an Agent in respect of compensation, reimbursement, and/or indemnification shall be an obligation guaranteed by each Guarantor under the applicable Note Guarantee.

Section 7.08.      Replacement of Trustee.

(a)        (1) The Trustee may resign as trustee from the Notes of any series at any time by written notice to the Issuer.

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(2)        The Holders of a majority in principal amount of the outstanding Notes of any series may remove the Trustee from such series of Notes by written notice to the Trustee.

(3)        If the Trustee is no longer eligible under Section 7.10, any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)        The Issuer may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)        If the Trustee has been removed by the Holders of Notes of any series, Holders of a majority in principal amount of the Notes of such series may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes of the applicable series may at the cost of the Issuer petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)        Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will, upon payment of all amounts owed to it under this Indenture, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(b), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes of the applicable series, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)        Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)        The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or

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national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10.      Eligibility. This Indenture and the Notes of any series must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.      Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

Article 8
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.      Discharge of Liability on Notes; Defeasance.

(a)        This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes of any series when:

(i)        either (A) all the Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money or U.S. Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes of such series not delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of deposit (in the case of Notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the 2030 Applicable Premium or the 2033 Applicable Premium, as applicable, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the 2030 Applicable Premium or the 2033 Applicable Premium, as applicable, calculated as of the date of the notice of redemption, with any

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deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)        the Issuer and/or the Guarantors have paid all other sums payable under Notes of such series; and

(iii)        the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with.

(b)        Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes of any series and this Indenture with respect to the Holders of the Notes of such series (“Legal Defeasance Option”), and (ii) its obligations with respect to the Notes of any series under Sections 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 and the operation of Sections 5.01 and 5.02 for the benefit of the Holders of the Notes of such series, and Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (“Covenant Defeasance Option”). The Issuer may exercise their Legal Defeasance Option notwithstanding their prior exercise of their Covenant Defeasance Option. In the event that the Issuer terminates all of its obligations under the Notes of any series and this Indenture (with respect to such Notes) by exercising their Legal Defeasance Option or their Covenant Defeasance Option, the obligations of each Guarantor with respect to its Note Guarantee shall terminate.

If the Issuer exercises its Legal Defeasance Option, payment of the Notes of any series so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance Option, payment of the Notes of any series so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)        Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.03, 2.04, 2.05 and 2.09, and Article 7 and in this Article 8 and the rights and immunities of the Trustee under this Indenture shall survive until the Notes of any series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 7.07, 8.05 and 8.06 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

Section 8.02.      Conditions to Defeasance.

(a)        The Issuer may exercise their Legal Defeasance Option or their Covenant Defeasance Option with respect to the Notes of any series only if:

(i)        the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes of such series when due at

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maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the 2030 Applicable Premium or the 2033 Applicable Premium, as applicable, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the 2030 Applicable Premium or the 2033 Applicable Premium, as applicable, calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)        in the case the Issuer irrevocably deposits with the Trustee and U.S. Government Obligations, the Issuer delivers to the Trustee a written certificate or opinion from a nationally recognized investment bank, appraisal firm or firm of independent accountants expressing their view that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (including, without limitation, any 2030 Applicable Premium and any 2033 Applicable Premium), if any, and interest when due on all the Notes of such series to maturity or redemption, as the case may be;

(iii)        no Default has occurred or is continuing on the date of such deposit;

(iv)        the deposit will not result in a breach or violation of, or does not constitute a default under this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound;

(v)        in the case of the Legal Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi)        such exercise does not impair the contractual right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes of such series on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes of such series;

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(vii)        in the case of the Covenant Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)        the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes of such series to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b)        Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes of such series at a future date in accordance with Article 3.

Section 8.03.      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes of any series so discharged or defeased.

Section 8.04.      Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 that, in the written opinion or view of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05.      Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06.      Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes of any series so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the

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Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

Article 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.      Amendments Without Consent of Holders. The Issuer and the Trustee may amend or supplement this Indenture or the Notes of any series without notice to or the consent of any Noteholder of such series:

(1)        to cure any ambiguity, defect or inconsistency in this Indenture or the Notes of such series;

(2)        to comply with Article 5;

(3)        to comply with any requirements of the Commission or the Trust Indenture Act in connection with the qualification of this Indenture under the Trust Indenture Act;

(4)        to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5)        to provide for uncertificated Notes in addition to or in place of certificated Notes (provided such uncertificated Notes are registered for U.S. tax purposes);

(6)        to provide for any Guarantee of the Notes of such series, to secure the Notes of such series or any Guarantee of the Notes of such series or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes of such series or any Guarantee of the Notes of such series when such release, termination or discharge is not prohibited by this Indenture;

(7)        to provide for or confirm the issuance of Additional Notes of such series;

(8)        to make any other change that does not materially and adversely affect the rights of any Holder;

(9)        to add to the covenants of the Issuer for the benefit of the Holders of any outstanding Notes of such series or to surrender any of the Issuer’s rights or powers under this Indenture; or

(10)        to conform any provision of this Indenture or the Notes to the “Description of Notes” in the Offering Circular, as set forth in an Officer’s Certificate.

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Section 9.02.      Amendments with Consent of Holders.

(a)        Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Issuer and the Trustee may amend this Indenture and the Notes of any series with the written consent of the Holders of a majority in principal amount of the outstanding Notes of such series, and the Holders of a majority in principal amount of the outstanding Notes of any series may waive future compliance by the Issuer with any provision of this Indenture or the Notes of such series.

(b)        Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(1)        reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(2)        reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(3)        reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which such Note must thereupon be redeemed (except as otherwise permitted by this Indenture);

(4)        make any Note payable in money other than that stated in the Note;

(5)        impair the contractual right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(6)        make any change in the percentage of the principal amount of the Notes of any series required for amendments or waivers;

(7)        modify or change any provision of this Indenture affecting the ranking of the Notes of any series in contractual right of payment in a manner adverse to the Holders of the Notes of such series; or

(8)        amend or waive any provision of this Indenture with respect to the Issuer’s obligation to redeem the Notes through a Special Mandatory Redemption in a manner that would materially adversely affect the Holders of the Notes.

(c)        It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)        An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes of any series. After an amendment, supplement or waiver under this Section becomes effective, the Issuer will, at the cost and expense of the

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Issuer, send to the Holders affected thereby a written notice prepared by the Issuer briefly describing the amendment, supplement or waiver. The Issuer will, at the cost and expense of the Issuer, send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.      Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)        If an amendment, supplement or waiver changes the terms of a Note, the Trustee may, but shall not be obligated to, require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may, but shall not be obligated to, also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.      Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver in accordance with the terms of this Article is authorized or permitted by this Indenture. If the Trustee has received such an Officer’s Certificate and Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Article 10
GUARANTEES

Section 10.01.  The Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to a Change of Control Offer or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02.  Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

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(1)        any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(2)        any modification or amendment of or supplement to this Indenture or any Note;

(3)        any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(4)        the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)        any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(6)        any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03.  Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.  Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 10.05.  Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

69

Section 10.06.  Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.  Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08.  Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09.  Release of Guarantee. The Note Guarantee of a Guarantor will automatically be released upon any of the following:

(1)        a sale, distribution or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Issuer or a Subsidiary) otherwise not prohibited by this Indenture (including any sale, disposition, exchange or other transfer following which the applicable Guarantor is no longer a Subsidiary);

(2)        defeasance or discharge of the Notes, pursuant to Article 8;

(3)        (i) with respect to any of the Rocket Guarantors only, upon release or discharge of the guarantee by such Rocket Guarantor of the Rocket Mortgage Notes or the full and final payment and performance of all obligations of the applicable issuer under the Rocket Mortgage Notes; (ii) with respect to Redfin only, upon defeasance or discharge of the Redfin Convertible Notes or the full and final payment and performance of all obligations of the applicable issuer under the Redfin Convertible Notes; and (iii) with respect to any of the Mr. Cooper Guarantors only, upon release or discharge of the guarantee by such Mr. Cooper Guarantor of the Mr. Cooper Notes or the full and final payment and performance of all obligations of the applicable issuer under the Mr. Cooper Notes; or

70

(4)        upon the first date following the Issue Date on which a Covenant Suspension Event has occurred, regardless of whether the conditions set forth in clauses (i) and (ii) of the definition of Covenant Suspension Event continue to be satisfied.

Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Issuer in writing in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

Article 11
MISCELLANEOUS

Section 11.01.  Trust Indenture Act of 1939. This Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

Section 11.02.  Noteholder Communications; Noteholder Actions.

(a)        (1)        Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)        The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(b)        Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)        The Issuer may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.

Section 11.03.  Notices. (a) Any notice or communication to the Issuer will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. Any notice to the Trustee will be effective only upon receipt by a Responsible Officer. In each case the notice or communication should be addressed as follows:

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if to the Issuer:

Rocket Companies, Inc.

Attn: Corporate Secretary

1050 Woodward Avenue
Detroit, Michigan 48226
Fax: (313) 782-9165

if to the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
535 Griswold Street, Suite 550

Detroit, MI 48226

Attn: Global Corporate Trust – Rocket Companies
Facsimile: (313) 963-9428

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)        Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)        Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)        In respect of this Indenture, none of the Trustee nor any Agent shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the Trustee nor any Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information, unless such reliance or compliance was based on negligence or willful misconduct on the part of the Trustee or the Agent, respectively. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and/or any Agent, including without limitation the risk of the Trustee and/or any Agent acting on unauthorized instructions, notices, reports or other communications

72

or information, to the extent such action was not based on negligence or willful misconduct, and the risk of interception and misuse by third parties.

Section 11.04.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee:

(1)        an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)        an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)        a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)        a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)        a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 11.06.  Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07.  Governing Law. This Indenture (including any Note Guarantees), and the Notes, and any claim controversy or dispute arising under or related to this Indenture (including any Note Guarantees) or the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York.

73

Section 11.08.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer or any Subsidiary of the Issuer, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09.  Successors. All agreements of the Issuer or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10.  Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

74

Section 11.11.  Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12.  Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13.  No Liability of Directors, Officers, Employees, Incorporators, Members and Shareholders. No director, officer, employee, incorporator, manager, member or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or such Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.14.  Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 11.15.  Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.16.  Special, Consequential and Indirect Damages. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

ROCKET COMPANIES, INC.
as Issuer

By:	/s/ Brian Brown
	Name:	Brian Brown;
	Title:	Chief Financial Officer, Treasurer

ROCKET MORTGAGE, LLC
as Guarantor

By:	/s/ William Emerson
	Name:	William Emerson
	Title:	Manager

ROCKET MORTGAGE CO-ISSUER, INC.
as Guarantor

By:	/s/ William Emerson
	Name:	William Emerson
	Title:	Director

ONE MORTGAGE HOLDINGS, LLC
as Guarantor

By:	/s/ Michael Stidham
	Name:	Michael Stidham
	Title:	Manager

ONE REVERSE MORTGAGE, LLC
as Guarantor

By:	/s/ Michael Stidham
	Name:	Michael Stidham
	Title:	Manager

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A-1

[FACE OF NOTE]

ROCKET COMPANIES, INC.

6.125% Senior Note Due 2030

CUSIP: [ ˜ ]1

ISIN: [ ˜ ]2

No.	$ ________

ROCKET COMPANIES, INC., a Delaware corporation (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, jointly and severally promise to pay to ______________, or its registered assigns, the principal sum of DOLLARS ($ ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on August 1, 2030.

Interest Rate: 6.125% per annum.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2026.

Regular Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

1 144A CUSIP: 77311W AA9

Reg S CUSIP: U7507W AA7

2 144A ISIN: US77311WAA99

Reg S ISIN: USU7507WAA72

A-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

ROCKET COMPANIES, INC.

By:
Name:
Title:

A-2

This is one of the 6.125% Senior Notes Due 2030 described in the Indenture referred to in this Note.

Date:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

A-3

[REVERSE SIDE OF NOTE]

ROCKET COMPANIES, INC.

6.125% Senior Note Due 2030

1.       Principal and Interest.

The Issuer promises to pay the principal of this Note on August 1, 2030.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6.125% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 15 and July 15 immediately preceding the interest payment date) on each interest payment date, commencing February 1, 2026.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].3 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

2.       Indentures; Note Guarantee.

This is one of the Notes issued under an Indenture dated as of June 20, 2025 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes of this series to $2,000,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes will be treated as a single class for all purposes under the Indenture and will vote together as a single class on all matters with respect to the Notes; provided, however, that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or otherwise, such Additional Notes will have a separate CUSIP number. This Note is guaranteed, as set forth in the Indenture.

3       Revise as appropriate for any Additional Notes

A-4

3.       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

The Notes are subject to special mandatory redemption, optional redemption, and may be the subject of a Change of Control Offer, in each case as further described in the Indenture. There is no sinking fund applicable to the Notes.

If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient without consideration of any reinvestment, to pay the then outstanding principal of, premium, if any, and accrued and unpaid interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may (but shall not be obligated to) declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it to be furnished before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in writing in its exercise of remedies.

6.       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.       Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

A-5

8.       Governing Law.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by, and construed in accordance with, the laws of the State of New York.

9.       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

A-6

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

A-7

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐     (1)     This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐     (2)     This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐     (3)     This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date: _______________

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

A-8

Signature Guarantee 1 _______________

By:
To be executed by an executive officer

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-9

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the amount (in original principal amount) below:

$_______________

Date: _______________

Your Signature: ______________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee1      ______________________________

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-10

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

A-1

EXHIBIT A-2

[FACE OF NOTE]

ROCKET COMPANIES, INC.

6.375% Senior Note Due 2033

CUSIP: [ ˜ ]1

ISIN: [ ˜ ]2

No.	$ ________

ROCKET COMPANIES, INC., a Delaware corporation (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, jointly and severally promise to pay to ______________, or its registered assigns, the principal sum of DOLLARS ($ ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on August 1, 2033.

Interest Rate: 6.375% per annum.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2026.

Regular Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

1 144A CUSIP: 77311W AB7

Reg S CUSIP: U7507W AB5

2 144A ISIN: US77311WAB72

Reg S ISIN: USU7507WAB55

A-2

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

ROCKET COMPANIES, INC.

By:
Name:
Title:

A-3

This is one of the 6.375% Senior Notes Due 2033 described in the Indenture referred to in this Note.

Date:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

A-4

[REVERSE SIDE OF NOTE]

ROCKET COMPANIES, INC.

6.375% Senior Note Due 2033

1.       Principal and Interest.

The Issuer promises to pay the principal of this Note on August 1, 2033.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6.375% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 15 and July 15 immediately preceding the interest payment date) on each interest payment date, commencing February 1, 2026.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].3 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

2.       Indentures; Note Guarantee.

This is one of the Notes issued under an Indenture dated as of June 20, 2025 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes of this series to $2,000,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes will be treated as a single class for all purposes under the Indenture and will vote together as a single class on all matters with respect to the Notes; provided, however, that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or otherwise, such Additional Notes will have a separate CUSIP number. This Note is guaranteed, as set forth in the Indenture.

3       Revise as appropriate for any Additional Notes

A-5

3.       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

The Notes are subject to special mandatory redemption, optional redemption, and may be the subject of a Change of Control Offer, in each case as further described in the Indenture. There is no sinking fund applicable to the Notes.

If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient without consideration of any reinvestment, to pay the then outstanding principal of, premium, if any, and accrued and unpaid interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may (but shall not be obligated to) declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it to be furnished before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in writing in its exercise of remedies.

6.       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.       Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

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8.       Governing Law.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by, and construed in accordance with, the laws of the State of New York.

9.       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

A-7

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

A-8

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐     (1)     This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐     (2)     This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐     (3)     This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date: _______________

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

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Signature Guarantee 1 _______________

By:
To be executed by an executive officer

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the amount (in original principal amount) below:

$_______________

Date: _______________

Your Signature: ______________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee1      ______________________________

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-11

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

A-12

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of _____________, _____

among

ROCKET COMPANIES, INC.,

The Guarantor(s) Party Hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

__________________________

As Trustee
__________________________

6.125% Senior Notes due 2030

and

6.375% Senior Notes due 2033

B-1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among ROCKET COMPANIES, Inc., a Delaware corporation (the “Issuer”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 20, 2025 (the “Indenture”), relating to the Issuer’s 6.125% Senior Notes due 2030 and 6.375% Senior Notes due 2033 (collectively, the “Notes”); and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its Subsidiaries to provide Guaranties as set forth in Section 4.05 of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. The Trustee, by execution of this Supplemental Indenture, accepts the amendments to the Indenture effected by this Supplemental Indenture, subject to the terms and conditions set forth in the Indenture, including the terms and conditions defining and limiting the liabilities and responsibilities of the Trustee and Agents. Without limiting the generality of the foregoing, neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained in this Supplemental Indenture, which recitals or statements are made solely by the Issuer and each Undersigned, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and each Undersigned by action or otherwise, (iii) the due execution hereof by the Issuer and each Undersigned or (iv) the consequences of any amendment herein provided for, and neither the Trustee nor any Agent makes any representation with respect to any such matters.

Section 4. The Issuer and each Undersigned hereby represents and warrants that this Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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Section 5. This Supplemental Indenture, and any claim, controversy, or dispute arising under or related to this Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 7. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

B-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ROCKET COMPANIES, INC.
as Issuer

By:
Name:
Title:

[GUARANTOR]
as Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)        REPRESENTS THAT

(A)       IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)       IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7), (8), (9), (12) OR (13) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C)       IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND

(2)        AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)       TO ROCKET COMPANIES, INC. OR ANY OF ITS SUBSIDIARIES,

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)       FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A

C-1

PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT,

(D)       IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S,

(E)       IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (I) IT IS NOT ACQUIRING OR HOLDING THIS SECURITY (OR ANY INTEREST HEREIN) WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE,

C-2

LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B), OR (II)(A) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY IT WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (2) NONE OF THE ISSUER, ANY OF ITS AFFILIATES NOR THE INITIAL PURCHASERS IS ITS FIDUCIARY IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THIS SECURITY, OTHER THAN IN THE CASE OF A HOLDER ACQUIRING THE NOTE FROM AN AFFILIATE OF THE INITIAL PURCHASERS, WHERE A PROHIBITED TRANSACTION EXEMPTION APPLIES AND ALL THE CONDITIONS OF WHICH ARE MET.

REGULATION S LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

_________, ____

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

535 Griswold Street, Suite 550

Detroit, MI 48226

Attn: Global Corporate Trust – Rocket Companies
Attn: Transfer Agent
Email: james.kowalski@usbank.com

Re:	Rocket Companies, Inc. [6.125% Senior Notes due 2030][ 6.375% Senior Notes due 2033] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 20, 2025 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

E-1

[CHECK A OR B AS APPLICABLE.]

☐	A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.
2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.
3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.
4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐	B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.
2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or
E-2

(b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

E-3

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _______________

E-4

EXHIBIT F

Rule 144A Certificate

_________, ____

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

535 Griswold Street, Suite 550

Detroit, MI 48226

Attn: Global Corporate Trust – Rocket Companies
Attn: Transfer Agent
Email: james.kowalski@usbank.com

Re:	Rocket Companies, Inc. [6.125% Senior Notes due 2030][ 6.375% Senior Notes due 2033] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 20, 2025 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.
☐	B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ____________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

F-1

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _______________

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

535 Griswold Street, Suite 550

Detroit, MI 48226

Attn: Global Corporate Trust – Rocket Companies
Attn: Transfer Agent
Email: james.kowalski@usbank.com

Fax:

Re:	Rocket Companies, Inc. [6.125% Senior Notes due 2030][ 6.375% Senior Notes due 2033] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 20, 2025 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.
☐	B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).
2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.
3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.
4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state

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of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.
6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any state of the United States and only (a) to the Issuer or any of its Subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

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We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _______________

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Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By: ___________________________

Date: __________________________

Taxpayer ID number: _______________

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EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

535 Griswold Street, Suite 550

Detroit, MI 48226

Attn: Global Corporate Trust – Rocket Companies
Attn: Transfer Agent
Email: james.kowalski@usbank.com

Re:	Rocket Companies, Inc. [6.125% Senior Notes due 2030][ 6.375% Senior Notes due 2033] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 20, 2025 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐	A.	We are a Non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).
☐	B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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Very truly yours, [NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date: _______________

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[FORM II]

Certificate of Beneficial Ownership

To:	U.S. Bank Trust Company, National Association
Global Corporate Trust Services 535 Griswold Street, Suite 550 Detroit, MI 48226 Attn: Global Corporate Trust – Rocket Companies Attn: Transfer Agent Email: james.kowalski@usbank.com

Re:	Rocket Companies, Inc. [6.125% Senior Notes due 2030][ 6.375% Senior Notes due 2033] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 20, 2025 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) Non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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Yours faithfully, [Name of DTC Participant]

By:
Name:
Title:
Address:

Date: _______________

H-4

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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